UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2013

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2100 McKinney Avenue

Suite 1250
Dallas, Texas  75201
(Address of principal executive office) (Zip Code)

(214) 242-1955
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 20, 2013, Summit Midstream Partners, LLC (“Summit Investments”), the privately held company that owns and controls the general partner of Summit Midstream Partners, LP (the “Partnership”), issued a press release announcing that it had executed a definitive agreement with Blackhawk Midstream, LLC (“Blackhawk”) to acquire (the “Acquisition”) Blackhawk’s equity interest in two entities, Ohio Gathering Company, L.L.C. and Ohio Condensate Company, L.L.C. (collectively, “Ohio Gathering Company”). At the appropriate time, and subject to certain factors discussed in the press release, Summit Investments intends to offer the Partnership all or a portion of Summit Investments’ equity interests in Ohio Gathering Company. Although Summit Investments intends to offer to the Partnership in the future its equity interests in Ohio Gathering Company, Summit Investments has no obligation to do so and may determine not to do so in its sole discretion, and the Partnership has no right to acquire such equity interests. Copies of the press release and a slide presentation providing supplemental information with respect to the Acquisition are furnished hereto as Exhibits 99.1 and 99.2, respectively.

In accordance with General Instruction B.2 of Form 8-K, the press release and slide presentation are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated December 20, 2013.

99.2	Supplemental Information Regarding Summit Midstream Partners, LLC’s Acquisition of Equity Interests in Ohio Gathering Company, L.L.C. and Ohio Condensate Company, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP

	By:	Summit Midstream GP, LLC,
its general partner

Dated: December 20, 2013	By:	/s/ Brock M. Degeyter
		Name:	Brock M. Degeyter
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated December 20, 2013.

99.2	Supplemental Information Regarding Summit Midstream Partners, LLC’s Acquisition of Equity Interests in Ohio Gathering Company, L.L.C. and Ohio Condensate Company, L.L.C.